Exhibit 99.1

JANUARY 05, 2016 / 4:30PM (EST), MNKD - Mannkind Corp Announces Termination of License and Collaboration Agreement With Sanofi Conference Call

CORPORATE PARTICIPANTS

Matthew Pfeffer MannKind Corporation - CFO

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to MannKind Corporation’s management call.

(Operator Instructions)

As a reminder, this call is being recorded today, January 5, 2016. I would now like to turn the call over to Matthew Pfeffer, Chief Financial Officer of MannKind Corporation. Please go ahead, Mr. Pfeffer.

Matthew Pfeffer - MannKind Corporation - CFO

Good afternoon. Before we proceed further, please note that comments made during this call will include forward-looking statements within the meaning of federal securities laws. It is possible that the actual results could differ from these stated expectations. For factors which could cause actual results to differ from expectations, please refer to the reports filed by the Company with the Securities and Exchange Commission under the Securities and Exchange Act of 1934. This conference call contains time-sensitive information that is accurate only as of the date of this live broadcast, January 5, 2016. We undertake no obligation to revise or update any statements to reflect events or circumstances after the date of this call.

. . .

As far as existing financial resources go, while we have not yet closed our books for 2015, we anticipate finishing the year with between $59 million and $60 million in cash. We also still have available $30 million under our existing borrowing arrangement with The Mann Group. At historic return rates, this would have been sufficient to fund the Company well into the second half of 2016.

. . .

Operator

Thank you, ladies and gentlemen. This concludes today’s conference. Thank you for participating. You may now disconnect.

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